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                                                                       EXHIBIT 1

                                                                [EXECUTION COPY]


                 PLAN AND AGREEMENT OF MERGER AND AMALGAMATION
                 ---------------------------------------------

          PLAN AND AGREEMENT OF MERGER AND AMALGAMATION dated as of May 13, 1997 (this "Agreement") among Sky Games International Ltd., a Bermuda exempted company ("Parent"), SGI Holding Corporation Limited, a Bermuda exempted company and a wholly-owned subsidiary of Parent ("Sub"), and Interactive Entertainment Limited, a Bermuda exempted company ("IEL") (Sub and IEL being hereinafter collectively referred to as the "Amalgamating Companies") and Harrah's Interactive Investment Company, a Nevada corporation ("HIIC").

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, Parent, Sub, IEL and HIIC desire IEL to amalgamate with and into Sub (the "Amalgamation"), upon the terms and subject to the conditions herein set forth, whereby each issued and outstanding share of common stock, U.S.$1.00 par value per share, of IEL ("IEL Common Shares"), not owned directly or indirectly by Sub or Parent, will be converted into shares of common stock, Cdn.$.01 par value, of Parent ("Parent Common Shares");

          WHEREAS, the Board of Directors of Parent has determined that the Amalgamation is in furtherance of and consistent with its long-term business strategies and is fair to and in the best interests of its shareholders;

          WHEREAS, the respective Boards of Directors of Parent and Sub have approved and declared advisable the Amalgamation;

          WHEREAS, Sub has approved as a shareholder of IEL and Parent has approved as the sole shareholder of Sub this Agreement and the Amalgamation;

          NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                               THE AMALGAMATION
                               ----------------

     Section 1.1 The Amalgamation. Upon the terms and subject to the conditions herein set forth, and in accordance with The Companies Act 1981 ("CA"), the Amalgamating Companies shall make the appropriate filings with the Registrar of Companies in Bermuda and IEL shall be amalgamated with and into Sub at the Effective Time (as hereinafter defined). Following the Amalgamation, the separate corporate existence of IEL shall cease and IEL and Sub shall continue as the amalgamated company (the "Amalgamated Company") and shall continue to exist as a company incorporated and governed by the laws of Bermuda.

     Section 1.2 Effective Time. The Amalgamation shall be effective on the date shown in the Certificate of Amalgamation issued by the Registrar of Companies in Bermuda (the "Effective Time").

     Section 1.3 Effects of the Amalgamation. At the Effective Time, the effect of the Amalgamation shall be as provided in the applicable provisions of the CA and as set forth in this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein:

          (a) the amalgamation of the Amalgamating Companies and their continuance as one company shall become effective;

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          (b)  all of the property, rights, privileges, powers and franchises of
Sub and IEL shall vest in the Amalgamated Company;

          (c) all debts, liabilities and duties of Sub and IEL shall become the debts, liabilities and duties of the Amalgamated Company;

          (d) any existing cause of action, claim or liability to prosecution shall be unaffected;

          (e) any civil, criminal or administrative action or proceeding by or against an Amalgamating Company may be continued to be prosecuted by or against the Amalgamated Company; and

          (f) any conviction against, or ruling, order or judgment in favor of or against, an Amalgamating Company may be enforced by or against the Amalgamated Company.

     Section 1.4  Memorandum of Association; Bye-laws; Directors and Officers.
(a) At the Effective Time, the Memorandum of Association of Sub, as in effect immediately prior to the Effective Time, shall be the Memorandum of Association of the Amalgamated Company until thereafter changed or amended as provided therein or by applicable law.

          (b) The Bye-Laws of Sub, as in effect immediately prior to the Effective Time, shall be the Bye-laws of the Amalgamated Company until thereafter changed or amended as provided therein or as provided by applicable law.

          (c) The Board of Directors of the Amalgamated Company shall consist of not less than three (3) directors to be designated by Parent, who shall serve until their respective successors are duly elected and qualified. The names and addresses of each of the individuals to serve as directors of the Amalgamated Company are as follows:

               (i) Gordon Stevenson, 1023 Cherry Road, Memphis, Tennessee 38117;
               (ii) Laurence Geller, 10 South Wacker Drive, Suite 3500, Chicago,
                    Illinois  60606; and
               (iii) John Boushy, 1023 Cherry Road, Memphis, Tennessee 38117.

          (d) The officers of IEL immediately prior to the Effective Time shall be the officers of the Amalgamated Company until their respective successors are duly elected and qualified.

     Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Amalgamation and without any action on the part of the shareholders of either of the Amalgamating Companies:

          (a) All IEL Common Shares owned by Sub or Parent shall be cancelled without any repayment of capital in respect thereof and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

          (b) Each IEL Common Share issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.5(a)) shall be converted into 5.879040 (such number being hereinafter referred to as the "Conversion Number") validly issued and fully paid shares of Parent Common Shares. All such IEL Common Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired without any repayment of capital in respect thereof; and each holder prior to the Effective Time of any such IEL Common Shares shall cease to have any rights with respect thereto, except the right to receive (i) certificates representing the shares of Parent Common Shares into which such IEL Common Shares have been converted and
(ii) any dividends and other distributions in accordance with Section 1.7.

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     Section 1.6  Parent to Make Stock Certificates Available.  (a)  Exchange of
Certificates. As soon as practicable after the Effective Time, Parent shall cause its Transfer Agent and Registrar (the "Transfer Agent") to issue to the holders of IEL Common Shares converted in the Amalgamation, certificates (the "Parent Certificates") representing the shares of Parent Common Shares issuable pursuant to Section 1.5(b) in exchange for the outstanding IEL Common Shares.

          (b)  Status of Company Certificates.  Subject to the provisions of
Section 1.7, each certificate which immediately prior to the Effective Time represented IEL Common Shares to be converted in the Amalgamation (the "IEL Certificates") shall, from and after the Effective Time and until surrendered in exchange for Parent Certificate(s) in accordance with this Section 1.6, be deemed for all purposes to represent the number of shares of Parent Common Shares into which such IEL Common Shares shall have been so converted. For purposes of this Section 1.6, Parent may rely conclusively on the shareholder records of IEL in determining the identity of, and the number of IEL Common Shares held by, each holder of an IEL Certificate at the Effective Time.

     Section 1.7 Dividends; Transfer Taxes; Withholding. (a) No dividends or other distributions that are declared on or after the Effective Time on Parent Common Shares, or are payable to the holders of record thereof who became such on or after the Effective Time, shall be paid to any person entitled by reason of the Amalgamation to receive Parent Certificates representing Parent Common Shares until such person shall have surrendered its IEL Certificate(s) as provided in Section 1.6. Subject to applicable law, there shall be paid to each person receiving a Parent Certificate representing such shares of Parent Common
Shares: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Shares represented by such Parent Certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Shares and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

          (b) If any Parent Certificate representing shares of Parent Common Shares is to be issued in a name other than that in which IEL Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the IEL Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Transfer Agent any transfer or other taxes required by reason of the issuance of such Parent Certificate in a name other than that of the registered holder of IEL Certificate so surrendered, or shall establish to the satisfaction of the Transfer Agent that such tax has been paid or is not applicable.

     Section 1.8 No Further Ownership Rights in IEL Common Shares. All certificates representing Parent Common Shares delivered upon the surrender for exchange of any IEL Certificate in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to IEL Common Shares represented by such IEL Certificate.

     Section 1.9 Closing of Company Transfer Books. At the Effective Time, the transfer books of IEL for IEL Common Shares shall be closed, and no transfer of IEL Common Shares shall thereafter be made. If, after the Effective Time, IEL Certificates are presented to the Amalgamated Company, they shall be cancelled and exchanged as provided in this Article I.

     Section 1.10 Further Assurances. If, at any time after the Effective Time, the Amalgamated Company shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Amalgamated Company its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Amalgamating Companies or (ii) otherwise to carry out the purposes of this Agreement, the Amalgamated

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Company and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either Amalgamating Company, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Amalgamating Company, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Amalgamated Company's right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such Amalgamating Company and otherwise to carry out the purposes of this Agreement.

     Section 1.11 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be deemed to take place at the offices of Altheimer & Gray, 10 South Wacker Drive, Suite 4000, Chicago, Illinois at 12:01 p.m., Central Daylight Savings Time, on the first business day on which each of the conditions set forth in Article VII shall have been (and continue to be) fulfilled or waived, or at such other time and place as Parent and HIIC may agree.


                                  ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
               ------------------------------------------------

     Parent and Sub represent and warrant, jointly and severally, to HIIC as follows:

     Section 2.1 Organization, Standing and Power. Each of Parent and Sub is an exempted company duly organized, validly existing and in good standing under the laws of Bermuda; and each of Parent and Sub has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary (as hereinafter defined) of Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Parent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as hereinafter defined) on Parent. Parent and its Subsidiaries are not subject to any material joint venture, joint operating or similar arrangement or any material shareholders agreement relating thereto other than the Shareholders Agreement among Sub, HIIC and IEL dated December 30, 1994 (the "Shareholders Agreement") and the Management Agreement between IEL and Harrah's Interactive Entertainment Company, a Nevada corporation ("HIEC"), dated December 30, 1994 (the "Management Agreement"). For purposes of this Agreement: (i) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or HIIC, as the case may be, any change or effect that is materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of Parent and its Subsidiaries and IEL taken as a whole, or HIIC and its Subsidiaries taken as a whole, as the case may be, except, in the case of a Material Adverse Change, for any change resulting from conditions or circumstances generally affecting the industry as a whole in which Parent or HIIC, as the case may be, operates; and (ii) "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which Parent or HIIC, as the case may be (either alone or through or together with any other of its Subsidiaries), owns, directly or indirectly, fifty percent (50%) or more of the capital stock or other equity interests the holders of which are generally entitled to vote with respect to the election of directors or other managing authority and/or other matters to be voted on in such corporation, partnership, joint venture or other legal entity, other than, with respect to Parent and Sub, IEL and its Subsidiary.

     Section 2.2 Capital Structure. As of the date hereof, the authorized capital stock of Parent consists of: 50,000,000 shares of Parent Common Shares. At the close of business on April 21, 1997, 13,304,405 shares of Parent Common Shares were issued and outstanding, all of which were validly issued and are fully paid and are free of preemptive rights. All of the shares of Parent Common Shares issuable in exchange for IEL Common Shares at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued and fully paid. As of the date of this Agreement, other than outstanding options for 1,190,000 shares of Parent Common

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Shares; the authority to issue options for 4,070,105 additional shares of Parent
Common Shares; outstanding share purchase warrants for the purchase of 308,528 shares of Parent Common Shares; the rights of HIIC pursuant to that certain convertible secured promissory note and that certain warrant issued to HIIC in connection with the Funding Agreement among Parent, Sub, IEL and HIIC dated May 13, 1997 (the "Funding Agreement"); and the agreement to issue, subject to necessary shareholder approvals to create a class of preference shares and authorize such issuance, up to 3,000 shares of convertible redeemable preference shares of Parent to B/E Aerospace, Inc., a Delaware corporation ("B/EA"), which are convertible into Parent Common Shares at a percentage of the trading price of the Parent Common Shares as previously disclosed to HIIC (the "B/E Conversion") (collectively, the "Parent Stock Rights"), there are no options, warrants, calls, rights or agreements to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or any such Subsidiary or obligating Parent or any such Subsidiary to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock of each Subsidiary of Parent is duly authorized, validly issued, fully paid and nonassessable and each such share is beneficially owned by Parent or another Subsidiary of Parent, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever, other than those interests granted to HIIC pursuant to the Funding Agreement. All of Sub's outstanding shares of capital stock are owned directly by Parent. Sub owns four million (4,000,000) shares of IEL Common Shares in the aggregate represented by IEL Certificate numbers 3, 8, 10, 12, 14, 16, 18, 20, 22, 33, 34, 37, 38, 39 and 40 issued in the name of Sub and neither Parent nor any of its Subsidiaries owns any other IEL Common Shares or, except pursuant to the Shareholders Agreement, any option, warrant, call, right or agreement to receive any other IEL Common Shares.

     Section 2.3 Authority. The Board of Directors of Parent has declared as advisable and fair to and in the best interests of the shareholders of Parent (and, in the case of clauses (b) and (c) below, has resolved to recommend to such shareholders for approval) (a) the Amalgamation and the transactions to be effected thereby, (b) amendments to the Bye-Laws of Parent set forth on Exhibit A attached hereto (collectively, the "Bye-Law Amendments") and (c) the resolutions to be adopted by the shareholders of Parent set forth on Exhibit B attached hereto (the "Resolutions"). The Boards of Directors of Parent and Sub have each approved this Agreement and all agreements to be entered into by Parent or Sub in connection therewith (collectively, "Parent Ancillary Agreements"). Parent has approved the Amalgamation and this Agreement as the sole shareholder of Sub. The Board of Directors of Sub has declared the Amalgamation advisable, and Sub has approved the Amalgamation and this Agreement as a shareholder of IEL. Parent has all requisite power and authority to enter into this Agreement and the Parent Ancillary Agreements to which it is a party and (subject to (x) approval of the Resolutions by a majority of the votes cast at the Parent Shareholder Meeting (as hereinafter defined) by the holders of Parent Common Shares, and (y) adoption of the Bye-Law Amendments by seventy-five percent (75%) of the votes cast at the Parent Shareholder Meeting by the holders of Parent Common Shares) to consummate the transactions contemplated hereby and thereby. Sub has all requisite power and authority to enter into this Agreement and the Parent Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Parent Ancillary Agreements by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject, in the case of this Agreement, to (x) approval of the Resolutions by a majority of the votes cast at the Parent Shareholder Meeting by the holders of Parent Common Shares, and (y) adoption of the Bye-Law Amendments by seventy-five percent (75%) of the votes cast at the Parent Shareholder Meeting by the holders of Parent Common Shares. This Agreement and the Parent Ancillary Agreements have been duly executed and delivered by Parent and Sub and (assuming the valid authorization, execution and delivery hereof and thereof by HIIC and any other parties hereto and thereto and the validity and binding effect hereof and thereof on HIIC and any other parties thereto) each constitutes the valid and binding obligation of Parent and Sub enforceable against Parent and Sub in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally,
(b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

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     Section 2.4  Consents and Approvals; No Violation.  The execution and delivery of this Agreement and the Parent Ancillary Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under: (i) subject to adoption of the Resolutions and Bye-Law Amendments as described in Section 2.3, any provision of the Memorandum of Continuance and Bye-laws of Parent or the comparable charter or organization documents or by-laws of any of its Subsidiaries, (ii) assuming approval by HIIC under the Shareholders Agreement and HIEC under the Management Agreement and the consent of Singapore Airlines Limited ("SAL") to IEL as previously furnished by IEL to HIIC and Parent (the "SAL Consent"), any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries or (iii) assuming adoption of the Resolutions and Bye-law Amendments as described in Section 2.3, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent and would not materially impair the ability of Parent or Sub to perform their respective obligations hereunder or under the Parent Ancillary Agreements or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign (including provincial) or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Parent Ancillary Agreements by Parent and Sub, or is necessary for the consummation of the Amalgamation and the other transactions contemplated by this Agreement or the Parent Ancillary Agreements, except: (i) for the filing with the Registrar of Companies in Bermuda of an application for consent and an application for registration of the Amalgamation and appropriate documents with the relevant authorities of other states in which IEL or any of its Subsidiaries is qualified to do business; (ii) for receipt of consent of the Minister of Finance in Bermuda and such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country (including, without limitation, any political subdivision thereof) in which Parent or its Subsidiaries conducts any business or owns any property or assets; and (iii) for such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and would not materially impair the ability of Parent or Sub to perform their respective obligations hereunder or under the Parent Ancillary Agreements or prevent the consummation of any of the transactions contemplated hereby or thereby.

     Section 2.5 SEC Documents and Other Reports. As of their respective dates, all documents filed by Parent with the U. S. Securities and Exchange Commission (the "SEC") on or after January 4, 1994 (the "Parent SEC Documents"), copies of which have been delivered to HIIC, complied in all material respects with the requirements of the U. S. Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 2.6 Absence of Certain Changes or Events. Except as set forth in the Parent SEC Documents filed prior to the date hereof, on or after January 4, 1994: (i) Parent and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that has resulted or would reasonably be expected to result in a Material Adverse Effect on Parent; (ii) Parent and its Subsidiaries have not sustained any loss or interference with their business or properties (whether or not covered by insurance) that has had or that would reasonably be expected to have a Material Adverse Effect on Parent; (iii) there has been no material change in the indebtedness of Parent and its Subsidiaries (other than changes in the ordinary course of business or as a result of a contemplated private

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placement by Parent of 8% convertible debentures in an amount not to exceed $3.5 million (the "Debentures"), no change in the outstanding shares of capital stock of Parent except for the issuance of Parent Common Shares pursuant to the Parent Stock Rights and no dividend or distribution of any kind (including stock dividends, stock splits and the like) declared, paid or made by Parent on any class of its capital stock and (iv) there has been no Material Adverse Change with respect to Parent, nor any event or development that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change with respect to Parent.

     Section 2.7 No Existing Violation, Default, Etc. Neither Parent nor any of its Subsidiaries is in violation of (i) its Memorandum of Continuance, Memorandum of Association or Bye-laws, (ii) any applicable law, ordinance or administrative or governmental rule or regulation or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries, except for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Assuming consummation of the B/E Conversion, there is no existing event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any loan or credit agreement, note, bond, mortgage, indenture or guarantee of indebtedness for borrowed money and there is no existing event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any lease, other agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any such Subsidiary or any of their respective properties, assets or business is bound, in the case of each clause immediately above, which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Parent.

     Section 2.8 Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against Parent or any of its Subsidiaries, any of its or their properties, assets or business, or, to the knowledge of Parent, any of its or their current or former directors or officers, as such, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Other than continuing monthly review by the National Association of Securities Dealers of Parent's compliance with the continued listing requirements of the Nasdaq SmallCap Market, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, any of its or their properties, assets or business, or, to the knowledge of Parent, any of its or their current or former directors or officers, as such, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. As of the date hereof, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, any of its or their properties, assets or business, or, to the knowledge of Parent, any of its or their current or former directors or officers, as such, relating to the transactions contemplated by this Agreement.

     Section 2.9 Contracts. All of the material contracts of Parent and its Subsidiaries that are required to be described in the Parent SEC Documents or to be filed as exhibits thereto have been described or filed as required. Neither Parent or any of its Subsidiaries nor, to the knowledge of Parent, any other party is in breach of or default under any such contracts which are currently in effect, except for such breaches and defaults which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as set forth in the Parent SEC Documents, neither Parent nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, Parent or any such Subsidiary is entitled to conduct all or any material portion of the business of Parent and its Subsidiaries taken as whole.

     Section 2.10 Liabilities. Except as fully reflected or reserved against in the most recent audited consolidated financial statements for the fiscal year ended February 28, 1997, or disclosed in the footnotes thereto, Parent and its Subsidiaries had no liabilities (including, without limitation, liabilities for income, use or any other taxes) at the date of such consolidated financial statements, absolute or contingent, of a nature which are required by generally accepted accounting principles to be reflected on such consolidated financial statements or disclosed in the footnotes thereto, that were material, either individually or in the aggregate, to Parent and its Subsidiaries and IEL taken as a whole.

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Except as so reflected, reserved, disclosed or set forth, Parent and its
Subsidiaries have no commitments which are reasonably expected to be materially adverse, either individually or in the aggregate, to Parent and its Subsidiaries and IEL taken as a whole.

     Section 2.11 Operations of Sub. Sub was formed solely for the purpose of owning its interest in IEL and has engaged in no other business activities and has conducted its operations only as contemplated hereby.


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF HIIC
                    --------------------------------------

     HIIC represents and warrants to Parent and Sub as follows:

     Section 3.1 Organization, Standing and Power. HIIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; owns one million (1,000,000) shares of IEL Common Shares in the aggregate represented by IEL Certificates numbers 5, 6, 25, 26, 27, 28, 29, 30, 31, 32, 35 and 36 issued in the name of HIIC and neither HIIC nor any of its Affiliates (as hereinafter defined) owns any other IEL Common Shares; or, except pursuant to the Shareholders Agreement, any option, warrant, call, right or agreement to receive any other IEL Common Shares and has the requisite corporate power and authority to carry on its business as now being conducted. For purposes of this Agreement, "Affiliates" means, any Person which Controls a party to this Agreement, which that party Controls or which is under common Control with that party; "Person" means an individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture or unincorporated organization, or the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government; and "Control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a Person through voting securities, contract or otherwise.

     Section 3.2 Authority. Subject to the approval of the Board of Directors of HIIC, prior to the Effective Time, HIIC shall have approved the Amalgamation and this Agreement as a shareholder of IEL. Subject to the approval by the Board of Directors of each of HIIC and HIEC, HIIC and, as applicable, HIEC have all requisite power and authority to enter into this Agreement and all agreements to be entered into by HIIC and HIEC in connection therewith (collectively, "HIIC Ancillary Agreements") and to consummate the transactions contemplated hereby and thereby. Subject to the approval of the Board of Directors of each of HIIC and HIEC, prior to the Effective Time, the execution and delivery of this Agreement and the HIIC Ancillary Agreements by HIIC and HIEC and the consummation by HIIC and HIEC of the transactions contemplated hereby and thereby shall have been duly authorized by all necessary corporate action on the part of HIIC and, as applicable, HIEC. Subject to the approval by the Board of Directors of each of HIIC and HIEC, prior to the Effective Time, this Agreement and the HIIC Ancillary Agreements shall have been duly executed and delivered by HIIC and HIEC, as applicable, (assuming the valid authorization, execution and delivery hereof by Parent, Sub and any other parties hereto and thereto and the validity and binding effect hereof on Parent, Sub and any other parties thereto) and each constitutes the valid and binding obligation of HIIC and HIEC, as applicable, enforceable against HIIC and HIEC, as applicable, in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

     Section 3.3 Consents and Approvals; No Violation. The execution and delivery of this Agreement and the HIIC Ancillary Agreements does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of HIIC or HIEC under: (i) any provision of the Articles of Incorporation or By-Laws of HIIC or its Affiliates, (ii) assuming approval by the other parties thereto under the Shareholders Agreement and the Management Agreement and the SAL Consent, any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise or license applicable to HIIC or HIEC or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to HIIC or HIEC or any of its properties or assets, other than, in the case of clauses (ii) and (iii), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on HIIC or HIEC and would not materially impair the ability of HIIC or, as applicable, HIEC to perform its obligations hereunder or under the HIIC Ancillary Agreements or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to HIIC or HIEC in connection with the execution and delivery of this Agreement or the HIIC Ancillary Agreements by HIIC or HIEC or is necessary for the consummation of the Amalgamation and the other transactions contemplated by this Agreement or the HIIC Ancillary Agreements, except: (i) for the filing with the Registrar of Companies in Bermuda of an application for approval and for registration of the Amalgamation, (ii) for receipt of consent of the Minister of Finance in Bermuda and such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country (including, without limitation, any political subdivision thereof) in which HIIC or HIEC conducts any business or owns any property or assets and
(iii) for such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on HIIC or HIEC and would not materially impair the ability of HIIC or HIEC to perform its obligations hereunder or under the HIIC Ancillary Agreements or prevent the consummation of any of the transactions contemplated hereby and thereby.

     Section 3.4 Actions and Proceedings. As of the date hereof, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of HIIC, threatened against HIIC or any of its Subsidiaries or Affiliates, any of its or their properties, assets or business relating to the transactions contemplated by this Agreement.

     Section 3.5 Ownership of Parent Capital Stock. Neither HIIC nor any of its Affiliates owns any shares of the capital stock of Parent.


                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF IEL
                     -------------------------------------

     IEL represents and warrants to HIIC, Parent and Sub as follows:

     Section 4.1 Organization, Standing and Power. IEL is an exempted company duly organized, validly existing and in good standing under the laws of Bermuda; and IEL has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of IEL is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. IEL and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on IEL. IEL is not subject to any material joint venture, joint operating or similar arrangement or any material shareholders agreement relating thereto other than the Shareholders Agreement and the Management Agreement.

     Section 4.2 Capital Structure. As of the date hereof, the authorized capital stock of IEL consists of: 5,000,000 shares of IEL Common Shares, all of which are issued and outstanding, were validly issued, are fully paid and are free of preemptive rights, except for rights under the Shareholders Agreement. As of the date of this Agreement, other than rights and options which may arise under the Shareholders Agreement (collectively, the "IEL Stock Rights"), there are no options, warrants, calls, rights or agreements to which IEL or any of its Subsidiaries is a party or by which any of them is bound obligating IEL or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of IEL or obligating IEL to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock of each Subsidiary of IEL is duly authorized, validly issued, fully paid and nonassessable and each such share is beneficially owned by IEL, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

     Section 4.3 Authority. Prior to the Effective Time, the Board of Directors of IEL shall have approved this Agreement, and subject to approval of the Board of Directors of IEL and the approval of Sub and HIIC as the only shareholders of IEL, IEL has all requisite power and authority to enter into this Agreement and all agreements to be entered into by IEL in connection therewith (collectively, "IEL Ancillary Agreements") to which it is a party and to consummate the transactions contemplated hereby and thereby. Prior to the Effective Time, the execution and delivery of this Agreement and the IEL Ancillary Agreements by IEL and the consummation by IEL of the transactions contemplated hereby and thereby shall have been duly authorized by all necessary corporate action on the part of IEL. Subject to approval of the Board of Directors of IEL and the approval of Sub and HIIC as the only shareholders of IEL, this Agreement and the IEL Ancillary Agreements has been duly executed and delivered by IEL and (assuming the valid authorization, execution and delivery hereof and thereof by the other parties hereto and thereto and the validity and binding effect hereof and thereof on the other parties thereto) each constitutes the valid and binding obligation of IEL enforceable against IEL in accordance with its terms , except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

     Section 4.4 Consents and Approvals; No Violation. The execution and delivery of this Agreement and the IEL Ancillary Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of IEL or any of its Subsidiaries under: (i) any provision of the Memorandum of Association and Bye-laws of IEL or the comparable charter or organization documents or by-laws of any of its Subsidiaries, (ii) assuming approval by the other parties thereto under the Shareholders Agreement and the Management Agreement and the SAL Consent, any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise or license applicable to IEL or any of its Subsidiaries (other than (a) the Mutual Confidentiality and Non-Disclosure Agreement, dated March 22, 1996, by and between IEL and the In-Flight Entertainment Division of B/E Aerospace, Inc.,
(b) the Software Integration Assistance Agreement, dated as of June 1, 1995, by and between IEL and Matsushita Avionics Systems Corporation, (c) the Public Relations Services Agreement dated March 28, 1996, by and between Karen Weiner Escalera Associates, Inc. and IEL) and (d) Sublicense Agreement effective as of October 11, 1996 between Harrah's Operating Company, Inc. and IEL or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to IEL or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on IEL and would not materially impair the ability of IEL to perform its obligations hereunder or under the IEL Ancillary Agreements or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of any Governmental Entity is required by or with respect to IEL or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the IEL Ancillary Agreements by IEL, or is necessary for the consummation of the Amalgamation and the other transactions contemplated by this Agreement or the IEL Ancillary Agreements, except: (i) for the filing with the Registrar of Companies in Bermuda of an application for approval and for registration of the Amalgamation and appropriate documents with the relevant authorities of other states in which IEL or any of its Subsidiaries is qualified to do business; (ii) for receipt of consent from the Minister of Finance in Bermuda and such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country (including, without limitation, any political subdivision thereof) in which IEL or any of its Subsidiaries conducts any business or owns any property or assets; and (iii) for such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on IEL and would not materially impair the ability of IEL to perform its obligations hereunder or under the IEL Ancillary Agreements or prevent the consummation of any of the transactions contemplated hereby or thereby.

     Section 4.5 Absence of Certain Changes or Events. Since December 30, 1994, (i) IEL has not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or as otherwise authorized by the Management Agreement or the 1995 business plan of IEL, the 1996 business plan of IEL or the 1997 business plan of IEL (the "1997 IEL Plan") or reflected or reserved against in the annual audited consolidated financial statements of IEL or disclosed in the footnotes thereto for the fiscal years ending December 31, 1995 and 1996, each as approved by the Board of Directors of IEL, or that has resulted or would reasonably be expected to result in a Material Adverse Effect on IEL; (ii) IEL and its Subsidiaries have not sustained any loss or interference with their business or properties (whether or not covered by insurance) that has had or that would reasonably be expected to have a Material Adverse Effect on IEL; (iii) there has been no material change in the indebtedness of IEL and its Subsidiaries (other than changes in the ordinary course of business or pursuant to the Funding Agreement), no change in the outstanding shares of capital stock of IEL, except for any increases in the authorized share capital approved by Sub and HIIC, and no dividend or distribution of any kind (including stock dividends, stock splits and the like) declared, paid or made by IEL on any class of its capital stock and (iv) there has been no Material Adverse Change with respect to IEL, nor any event or development that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change with respect to IEL.

     Section 4.6 No Existing Violation, Default, Etc. IEL is not in violation of (i) its Memorandum of Association or bye-laws, (ii) any applicable law, ordinance or administrative or governmental rule or regulation or (iii) any order, decree or judgment of any Governmental Entity having jurisdiction over IEL or any of its Subsidiaries, except for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on IEL. There is no existing event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any loan or credit agreement, note, bond, mortgage, indenture or guarantee of indebtedness for borrowed money and there is no existing event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any lease, other agreement or instrument to which IEL or any of its Subsidiaries is a party or by which IEL or any such Subsidiary or any of their respective properties, assets or business is bound, in the case of each of clause (i) and (ii) immediately above, which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on IEL.

     Section 4.7 Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against IEL or any of its Subsidiaries, any of its or their properties, assets or business, or, to the knowledge of IEL, any of its or their current or former directors or officers, as such, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on IEL. There are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of IEL, threatened against IEL or any of its Subsidiaries, any of its or their properties, assets or business, or, to the knowledge of IEL, any of its or their current or former directors or officers, as such, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on IEL. As of the date hereof, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of IEL, threatened against IEL or any of its Subsidiaries, any of its or their properties, assets or business, or, to the knowledge of IEL, any of its or their current or former directors or officers, as such, relating to the transactions contemplated by this Agreement.

     Section 4.8 Contracts. Neither IEL or any of its Subsidiaries nor, to the knowledge of IEL, any other party is in breach of or default under any material contract to which it is a party which is currently in effect, except for such breaches and defaults which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on IEL. Neither IEL nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, IEL or any such Subsidiary is entitled to conduct all or any material portion of the business of IEL and its Subsidiaries taken as whole (other than the Shareholders Agreement).

          Section 4.9 Liabilities. Except as fully reflected or reserved against in the most recent audited consolidated financial statements of IEL for the year ended December 31, 1996, or disclosed in the footnotes thereto, IEL had no liabilities (including, without limitation, liabilities for income, use or other taxes) at the date of such consolidated financial statements, absolute or contingent, of a nature which are required by generally accepted accounting principles to be reflected on such consolidated financial statements or disclosed in the footnotes thereto, that were material, either individually or in the aggregate, to IEL and its Subsidiaries taken as a whole, except for amounts owed to HIEC pursuant to and in accordance with the terms and provisions of the Management Agreement. Except as so reflected, reserved, disclosed or set forth, IEL and its Subsidiaries have no commitments which are reasonably expected to be materially adverse, either individually or in the aggregate, to IEL and its Subsidiaries taken as a whole, assuming IEL has adequate financial resources to fulfill its obligations to SAL under the Software License and Software Service Agreement dated November 7, 1995 with SAL and the Services Agreement dated November 7, 1995 and SAL (collectively, the "SAL Agreements").

          Section 4.10 Operations of Subsidiary. The Subsidiary of IEL was formed solely for the purpose of conducting all operations required to be conducted by IEL in Singapore pursuant to the SAL Agreements and attempting to secure additional contracts with other Asian airlines and has engaged in no other business activities.


                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS
                   -----------------------------------------

          Section 5.1 Conduct of Business Pending the Amalgamation. (a) Actions by Parent. During the period from the date of this Agreement through the Effective Time, except as otherwise expressly required by this Agreement and the Parent Ancillary Documents, Parent shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in, and not enter into any material transaction other than in accordance with, the ordinary course of its business as currently conducted and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it, all to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement and the Parent Ancillary Documents, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of
HIIC:

          (i) (A) declare, set aside or pay any dividends (including any stock dividends) on, or make any other actual, constructive or deemed distributions or stock splits or similar actions in respect of, any of its capital stock, or otherwise make any payments to its shareholders in their capacity as such; or (B) purchase, redeem or otherwise acquire any shares of its capital stock or those of any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock (other than pursuant to the Funding Agreement), any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities (other than the issuance of Parent Common Shares during the period from the date of this Agreement through the Effective Time upon the exercise of Parent Stock Rights, except for the issuance of Parent Common Shares upon conversion of the convertible redeemable preference shares of Parent issued upon the B/E Conversion) unless a number of voting shares of Parent are issued to

     HIIC upon payment by HIIC of the par value thereof such that such number of shares plus the number of Parent Common Shares into which HIIC's IEL Common Shares are to be converted pursuant to Section 1.5 plus the number of shares of Parent Common Shares issuable to HIIC under the Funding Agreement constitutes the same percentage of the outstanding voting shares of Parent on a fully diluted basis (as used in this Agreement, "fully diluted basis" shall be as defined in the bye-laws of Parent as to be amended by the Bye-Law Amendments in substantially the form attached hereto as Exhibit A) as the number of Parent Common Shares into which HIIC's IEL Common Shares are to be converted pursuant to Section 1.5 plus the number of shares of Parent Common Shares issuable to HIIC under the Funding Agreement constituted of the outstanding voting shares of Parent on a fully diluted basis prior to such issuance;

          (iii) amend its Memorandum of Association; or amend its bye-laws if such amendment would adversely affect the rights of HIIC hereunder or upon consummation of the Amalgamation;

          (iv) acquire or agree to acquire, by amalgamating, merging or consolidating with, by purchasing a substantial portion of the assets of or equity in or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than transactions that are not material to Parent and its Subsidiaries taken as a whole;

          (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (other than the real property owned by a Subsidiary of Parent), other than transactions that are not material to Parent and its Subsidiaries taken as a whole;

          (vi) incur or assume any indebtedness for borrowed money or guarantee any such indebtedness (other than pursuant to the Funding Agreement or as a result of the issuance of the Debentures) or make any loans, advances or capital contributions to, or other investments in, any other person;

          (vii) violate or fail to perform any material obligation or duty imposed upon Parent or any Subsidiary by any applicable federal, state, local, foreign or provincial law, rule, regulation, guideline or ordinance;

          (viii) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures; or

          (ix) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

          Parent shall promptly advise HIIC orally and in writing of any change or event having, or which would reasonably be expected to have, a Material Adverse Effect on Parent.

          (b) Actions by HIIC. During the period from the date of this Agreement through the Effective Time, except as otherwise expressly required by this Agreement or the HIIC Ancillary Agreements, HIIC shall cause HIEC to manage the business of IEL in accordance with the terms of the Management Agreement, the Shareholders Agreement and the 1997 IEL Plan and to cause IEL not to enter into any material transaction, contract or agreement other than as authorized by the Management Agreement, the Shareholders Agreement, the 1997 IEL Plan or by the Board of Directors of IEL in writing. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, HIIC shall not, and shall cause HIEC not to, without the prior written consent of Parent, during the period from the date of this Agreement through the Effective Time:

          (i) with respect to any employees or agents of IEL or employees or agents used to conduct the business of IEL, enter into or adopt any employee benefit or welfare plan, or amend in any material respect any existing employee benefit or welfare plan, other than as required by law or in the ordinary course of business consistent with past practices;

          (ii) with respect to any employees or agents of IEL or employees or agents used to conduct the business of IEL, increase the compensation payable or to become payable to its officers or employees or grant any severance or termination pay to, or enter into, or amend or modify, any employment, severance or consulting agreement with, any director, officer, employee or agent of IEL or any of its Subsidiaries, or, except in the ordinary course of business consistent with past practices, establish, adopt, enter into or, except as may be required to comply with applicable law or, except in the ordinary course of business consistent with past practices, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under, any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee; or

          (iii)  acquire any shares of capital stock of Parent.

          HIIC shall promptly advise Parent orally and in writing of any change or event having, or which would reasonably be expected to have, a Material Adverse Effect on IEL.


                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS
                             ---------------------

          Section 6.1 Shareholder Meetings. Parent shall call a meeting of its shareholders (the "Parent Shareholder Meeting") to be held as promptly as practicable (but in no event prior to the fulfillment of the conditions specified in Section 7.1(c) to each party's obligation to effect the Amalgamation) for the purpose of voting upon the Bye-Law Amendments and the Resolutions.

          Section 6.2 Access to Information. Parent shall, and shall cause each of its Subsidiaries to, afford, during normal business hours during the period from the date of this Agreement through the Effective Time, to the accountants, counsel, financial advisors, officers and other representatives of HIIC reasonable access to, and permit them to make such inspections as may reasonably be requested of, its properties, books, contracts, commitments and records (including, without limitation, the work papers of independent public accountants), and also permit such interviews with its officers and employees as may be reasonably requested; and, during such period, Parent shall, and shall cause each of its Subsidiaries to, furnish promptly to HIIC (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and
(ii) all other information concerning its properties, assets, business and personnel as the other may reasonably request.

          Section 6.3 Stock Exchange Listings. Parent shall use its reasonable best efforts to list on the Nasdaq SmallCap Market, upon official notice of issuance, the Parent Common Shares to be issued in connection with the Amalgamation.

          Section 6.4   Fees and Expenses.  Except as otherwise provided in this
Section 6.4, whether or not the Amalgamation shall be consummated, all costs and expenses incurred in connection with this Agreement, the Parent Ancillary Agreements and the HIIC Ancillary Agreements and the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel, financial advisors, accountants, actuaries and consultants, shall be paid by the party incurring such costs and expenses. Parent and HIIC hereby acknowledge and agree that IEL has not incurred any costs and expenses in connection with this Agreement, the Parent Ancillary

Agreements and the HIIC Ancillary Agreements and the transactions contemplated hereby and thereby; provided, HIEC may receive reimbursement in accordance with the terms and provisions of the Management Agreement for services provided to IEL solely for the benefit of IEL which involved any of the foregoing.

          Section 6.5 Reasonable Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable, to consummate and make effective, as soon as reasonably practicable, the Amalgamation and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings with, and the taking of all other reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity; (ii) the obtaining, of all necessary consents, approvals or waivers from persons other than Governmental Entities; (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, the Parent Ancillary Agreements and HIIC Ancillary Agreements, or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

          (b) Each party hereto shall use its reasonable best efforts not to take any action, or to enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or to result in a breach of any of its covenants in this Agreement.

          (c) Notwithstanding any provision in this Agreement to the contrary neither Parent nor HIIC shall be obligated to use its reasonable best efforts or to take any action (or omit to take any action) pursuant to this Agreement if the Board of Directors of Parent or HIIC, as the case may be, shall conclude in good faith on the basis of the advice of its outside counsel that such action would be inconsistent with the fiduciary obligations of such Board of Directors under applicable law.

          Section 6.6 Public Announcements. Parent and HIIC shall consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and without the written approval (which shall not unreasonably be withheld) of the other, except as may be required by applicable law or regulation or by existing obligations pursuant to any listing agreement with any national securities exchange.

          Section 6.7 Notification of Certain Matters. Parent shall give prompt notice to HIIC and HIIC shall give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which does or would be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (B) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied; and (ii) any failure of Parent, Sub, HIIC or IEL, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          Section 6.8 Amalgamation of Parent and Sub. Parent and Sub agree to use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done all things necessary, proper or advisable, to consummate and make effective, as soon as reasonably practicable after the Effective Time, the amalgamation of the Amalgamated Company with and into Parent and, as part of such transaction, to change the name of Parent to "Interactive Entertainment Limited, " in accordance with the CA (the "Parent Amalgamation").

                                  ARTICLE VII

                    CONDITIONS PRECEDENT TO THE AMALGAMATION
                    ----------------------------------------

          Section 7.1 Conditions to Each Party's Obligation to Consummate the Amalgamation. The respective obligations of each party hereto to consummate the Amalgamation shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) Shareholder Approval. The Resolutions shall have been duly approved by a majority of the votes cast at the Parent Shareholder Meeting by the holders of shares entitled to vote thereon, in accordance with applicable law and the Bye-laws of Parent, and the Bye-Law Amendments shall have been duly adopted by seventy-five percent (75%) of the votes cast at the Parent Shareholder Meeting by the holders of shares entitled to vote thereon in accordance with applicable law and the Bye-laws of Parent.

          (b)  SAL and Other Approvals.
               -----------------------

               (i) IEL shall have received the written consent of SAL to the Amalgamations and the transactions contemplated thereby, including, without limitation, termination of the Management Agreement; and

               (ii) all authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Amalgamation or any of the transactions contemplated hereby illegal (or without which the Amalgamation could not become effective) or would have a Material Adverse Effect on Parent or IEL (as the Amalgamated Company), assuming the Amalgamation had taken place, shall have been obtained, shall have been made or shall have occurred.

          (c) No Order. No court or other Governmental Entity having jurisdiction over IEL or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal or prohibiting the Amalgamation or any of the transactions contemplated hereby.

          (d) Termination Agreements. The parties thereto shall have entered into agreements reasonably satisfactory to the parties thereto to terminate the following agreements:

               (i) the Management Agreement effective as of the Effective Time (which shall contain a mutual release by the parties thereto);

               (ii) the Shareholders Agreement effective as of the Effective Time (which shall contain a mutual release by the parties thereto); and

               (iii) the Cross-License Agreement among Parent (f/k/a Creator Capital Inc., a Yukon Territory corporation), IEL and HIEC dated December 30, 1994 effective as of the effective time of the Parent Amalgamation.

          (e) Litigation. There shall not have been instituted and be pending any suit, action or proceeding by any Governmental Entity or any shareholder of Parent (including any shareholder derivative action) with proper standing to bring such suit, action or proceeding as a result of this Agreement or any of the transactions contemplated hereby which, if such Governmental Entity or shareholder of Parent were to prevail, would reasonably be expected to have the effect of preventing or materially delaying the Amalgamation.

          (f) Performance of Obligations; Representations and Warranties. IEL shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of IEL contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made at and as of the Effective Time, in each case except as contemplated or permitted by this Agreement; and each of Parent and HIIC shall have received a certificate signed on behalf of IEL by its President and its Treasurer to such effect.

          (g) Material Adverse Change. Since the date of this Agreement, there shall have been no Material Adverse Change with respect to IEL, except as contemplated in the 1997 IEL Plan; and each of Parent and HIIC shall have received a certificate signed on behalf of IEL by Gordon Stevenson, President, and Laurence Geller, Vice President, to such effect.

          (h) Continuing Services Agreement. Parent and HIEC shall as of the Closing have entered into a Continuing Services Agreement regarding the provision of certain administrative and support services by HIEC to Parent after the Closing on terms reasonably satisfactory to the parties and terminable by Parent upon sixty (60) days' notice; provided Parent bears the cost of termination.

          (i) Continued Listing of Parent Common Shares. There shall not be a cease trading order in effect as to the trading of the Parent Common Shares through the Nasdaq SmallCap Market, the Parent Common Shares shall be listed on the Nasdaq SmallCap Market and Parent shall not have received a written or an official oral notice of non-compliance from Nasdaq as to any applicable SmallCap Market continued listing requirement and such notice shall not have been rescinded or such non-compliance remedied.

          (j) Receipt of Legal Opinion. HIIC, Parent and Sub shall have received the legal opinion of Appleby, Spurling & Kempe addressed to each of them in such form as is reasonably acceptable to each of HIIC, Parent and Sub.

     Section 7.2 Conditions to Obligation of HIIC to Consummate the Amalgamation. The obligation of HIIC to consummate the Amalgamation shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a) Approval of HIIC Board and HIIC. The Board of directors of HIIC shall have approved this Agreement and the HIIC Ancillary Agreements and HIIC shall have approved the Amalgamation and this Agreement as a shareholder of IEL.

          (b) Performance of Obligations; Representations and Warranties. Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made at and as of the Effective Time, in each case except as contemplated or permitted by this Agreement; and HIIC shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (c) Consents Under Agreements. HIIC shall have obtained the consent or approval of each person (other than SAL and the Governmental Entities referred to in Section 7.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any indenture, mortgage, evidence of indebtedness, license, lease or other agreement or instrument, except where the failure to obtain the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on HIIC or upon the consummation of the transactions contemplated hereby.

          (d) Material Adverse Change. Since the date of this Agreement, there shall have been no Material Adverse Change with respect to Parent, except as contemplated in the 1997 IEL Plan or as a result of the write-down of real estate assets owned by a Subsidiary of Parent; and HIIC shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (e) Delivery of Agreements. Parent and HIIC shall have entered into the following agreements as of the Closing:

               (i) a Shareholder Rights Agreement between HIIC and Parent, in such form as is reasonably acceptable to HIIC and Parent, regarding approval by HIIC and the Affiliates of HIIC for as long as they collectively own:

                  (A) twenty percent (20%) or more of the outstanding voting shares of Parent, on a fully diluted basis, as to:

                         (1) the sale of all or any material portion of the
                  assets of Parent together with its Subsidiaries;

                         (2) the incurrence, renewal, refinancing, prepayment or
                  amendment of the terms of indebtedness of Parent together with its Subsidiaries in excess of $5 million in any one fiscal year;

                         (3) Parent or any of its Subsidiaries entering into any
                  material joint venture or partnership agreement outside of its previously approved scope of business;

                         (4) any material acquisition of assets by Parent or any
                  of its Subsidiaries, including by lease or otherwise (other than by merger, consolidation or amalgamation) and other than pursuant to a previously approved budget or plan, or the acquisition by Parent or any of its Subsidiaries of the stock of another entity, in each case involving an acquisition valued at $5 million or more;

                         (5) any material change in the nature of the business
                  conducted by Parent or any of its Subsidiaries;

                         (6) any material amendments to the management incentive
                  plan covering 4,070,105 Parent Common Shares (the "MIP") for 12 months following the Closing;

                         (7) the adoption of any stock option plans for greater
                  than 5% of the then outstanding Parent Common Shares on a fully diluted basis, other than the MIP, in any one fiscal year;

                         (8) material changes in accounting policies; and

                         (9) the creation or adoption of any shareholder rights
                  plan; and

                    (B) 10% or more of the outstanding voting shares of Parent on a fully diluted basis, as to (1) any change in or conduct of Parent's or any of its Subsidiaries' business or proposed business (including, but not limited to, the terms of repurchase or redemption of any debt from any holder thereof if such holder would be a Disqualified Holder (as such term is defined in the bye-laws of Parent (as to be amended by the Bye-Law Amendments in substantially the form attached hereto as Exhibit A) if such Person held shares of Parent) that would constitute or result in, or (2) any action or inaction of or by Parent or any of its Subsidiaries' which HIIC or the Affiliates of HIIC determine in their reasonable business judgment would result in, in the case of either (1) or (2), any actual or threatened disciplinary action or any actual or threatened regulatory sanctions with respect to or affecting the loss of, or the inability to obtain or failure to secure the reinstatement of, any registration, certification, license or other regulatory approval held by HIIC or the Affiliates of HIIC in any jurisdiction in which HIIC or any of the Affiliates of HIIC are actively conducting business or as to which any of them has received final approval or authorization to proceed, even on a preliminary basis, from its respective board of directors (or any appropriate committee established by such board of directors) of plans to conduct business (each such change, conduct, action or inaction referred to herein as a "Disqualifying Action"); provided, the reasonable business judgment to be exercised by HIIC and the Affiliates of HIIC in determining whether a Disqualifying Action has occurred or would result need not involve any consideration of the effect of the Disqualifying Action on Parent alone or together with its Subsidiaries because the purpose of the protections afforded by the determination of a Disqualifying Action is for the benefit of the separate businesses and investments of HIIC and the Affiliates of HIIC;

               (ii) a Registration and Preemptive Rights Agreement on substantially the following terms:

                    (A) HIIC would have two (2) demand registration rights to
               cause Parent to register Parent Common Shares owned by HIIC and/or the Affiliates of HIIC, provided, prior to June 30, 1998, no such demand registration shall be brought for a number of shares in excess of one million (1,000,000) unless Parent receives the opinion of its investment banker that the trading price of the Parent Common Shares would not fall by more than twenty-five percent (25%) for more than fifteen (15) consecutive trading days as a result of such sale, in which case a demand could be brought with respect to up to such number of Parent Common Shares as would not cause the market price to fall below such level. Each such offering shall be underwritten on a firm commitment basis by an underwriter chosen by Parent. The demand rights would be subject to customary restrictions such as 120 day blockage periods for corporate developments or registered offerings by Parent, cut-backs and etc.;

                    (B) Parent would also agree pursuant to such registration
               rights agreement that until HIIC and the Affiliates of HIIC collectively own less than 5% of the outstanding voting shares of Parent on a fully diluted basis, HIIC and the Affiliates of HIIC shall have customary piggy-back rights to include their Parent Common Shares in registered offerings by Parent;

                    (C) HIIC and the Affiliates of HIIC would bear the costs of their legal counsel and any underwriting discounts, commissions or allowances in connection with all sales pursuant to the foregoing, and Parent would bear all other fees and expenses of such registrations;

                    (D) HIIC and/or the Affiliates of HIIC would have the right to purchase voting shares of Parent (or securities convertible into voting shares of Parent) offered by Parent for as long as HIIC and the Affiliates of HIIC collectively owned twenty percent (20%) or more of the outstanding voting shares of Parent on a fully diluted basis at the same price and terms such securities are otherwise being offered. HIIC and/or the Affiliates of HIIC would also have the right for as long as HIIC and the Affiliates of HIIC collectively owned twenty percent (20%) or more of the outstanding voting shares of Parent on a fully diluted basis to participate on a proportionate basis in any non-pro rata stock repurchases or redemptions conducted by Parent;

                    (E) at any time that HIIC and the Affiliates of HIIC
               collectively own less than ten percent (10%) of the outstanding voting shares of Parent, on a fully diluted basis, (1) Parent shall have the right to cause HIIC and the Affiliates of HIIC to sell their voting shares of Parent pursuant to a registered sale and (2) HIIC shall have the right to cause Parent to file a registration statement to sell its and its Affiliates' voting shares of Parent, in each case of (1) and (2), in the event (x) of any change in or conduct of the business or proposed business of Parent or any of its Subsidiaries or any other action or inaction of Parent or any of its Subsidiaries which would constitute or result in a Disqualifying Action or (y) Parent does not redeem a "Disqualified Holder" pursuant to Bye-law 4B of its bye-laws (as to be amended by the Bye-Law Amendments in substantially the form attached hereto as Exhibit A), and in each case of (1) and (2), at Parent's expense (other than HIIC's and the Affiliates of HIIC underwriting discounts, commissions or allowances) without being subject to the limitations set forth in the foregoing paragraph (A); and

                    (F) upon any conversion of any shares of convertible
               redeemable preference shares of Parent issued to B/EA as part of the B/E Conversion, Parent shall issue to HIIC and/or the Affiliates of HIIC a number of Parent Common Shares upon payment by HIIC of the par value thereof such that such number of shares plus the number of Parent Common Shares into which HIIC's IEL Common Shares are to be converted pursuant to Section 1.5 plus the number of shares of Parent Common Shares issuable to HIIC under the Funding Agreement collectively constitutes the same percentage of the outstanding voting shares of Parent on a fully-diluted basis as the number of Parent Common Shares into which HIIC's IEL Common Shares are to be converted pursuant to Section
               1.5 plus the number of shares of Parent Common Shares issuable to HIIC under the Funding Agreement constituted of the outstanding voting shares of Parent on a fully diluted basis prior to such issuance; and

               (iii) a License Agreement regarding use by HIIC and its Affiliates of IEL intellectual property on substantially the following terms: Parent would grant a fully paid and perpetual worldwide license to Harrah's to use IEL's gaming technology in non-competitive uses in traditional casino venues which it or its Affiliates own, operate or manage. The license would include source codes for all software, and neither party would have any obligation to share or provide any improvements or modifications with the other party. The license would contain customary provisions regarding limitations on the use of and protections regarding the IEL intellectual property.

          (f) Escrow Shares. Parent shall have entered into binding written agreements with the record holders of all 3,525,000 Parent Common Shares being held in escrow by Montreal Trust Company of Canada under an Escrow Agreement dated May 27, 1992 ("Performance Shares"), pursuant to which such holders have agreed to allow Parent to redeem and/or cancel such Parent Common Shares. In connection with such redemption and/or cancellation of the Performance Shares, Parent shall not issue or agree to issue more than 1,175,000 Parent Common

Shares, and HIIC shall have received a certificate signed on behalf of Parent by its Chief Executive Officer to such effect. Each record holder of Performance Shares shall have executed and delivered to a national banking association selected by HIIC and acceptable to Parent (the "Proxy Holder") an irrevocable proxy appointing the Proxy Holder proxy for such holder with respect to the Performance Shares. The Proxy Holder shall have entered into an agreement with Parent and HIIC regarding the Proxy Holder's agreement not to vote the Performance Shares.

          (g) Bye-Law Amendments. The Bye-Law Amendments substantially in the form attached hereto as Exhibit A shall have been approved and adopted by seventy-five percent (75%) of the votes cast at the Parent Shareholder Meeting by the holders of shares entitled to vote thereon in accordance with applicable law and the Bye-Laws of Parent.

          (h) B/E Conversion. Parent shall have prior to or at the Effective Time consummated the B/E Conversion.

          (i) B.C. Securities Compliance Certificate. Parent shall have delivered to HIIC a certificate of the British Columbia Securities Commission certifying that Parent is in compliance with its filing obligations under the British Columbia Securities Commission dated no more than ten (10) days prior to the date of the Closing.

     Section 7.3 Conditions to Obligations of Parent and Sub to Consummate the Amalgamation. The obligation of Parent and Sub to consummate the Amalgamation shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a) Performance of Obligations; Representations and Warranties. HIIC shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, each of the representations and warranties of HIIC contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made at and as of the Effective Time, in each case except as contemplated or permitted by this Agreement; and Parent shall have received a certificate signed on behalf of HIIC by its President and its Treasurer to such effect.

          (b) Consents Under Agreements. Parent and Sub shall have obtained the consent or approval of each person (other than SAL and the Governmental Entities referred to in Section 7.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any indenture, mortgage, evidence of indebtedness, license, lease or other agreement or instrument, except where the failure to obtain the same would not reasonably be expected, in the good faith opinion of Parent, individually or in the aggregate, to have a Material Adverse Effect on Parent or Sub or upon the consummation of the transactions contemplated hereby.


                                 ARTICLE VIII

                       TERMINATION; AMENDMENT AND WAIVER
                       ---------------------------------

     Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval by the stockholders of Parent of the matters presented in connection with the
Amalgamation:

          (a) by mutual written consent of Parent and HIIC;

          (b) by Parent, by written notice to HIIC, if (i) HIIC shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five
(5) business days of written notice of such failure to comply, (ii) the shareholders of Parent shall not approve and adopt the Resolutions at the Parent Shareholder Meeting or any adjournment thereof or by written consent or (iii) the shareholders of Parent shall not approve and adopt the Bye-Law Amendments at the Parent Shareholder Meeting or any adjournment thereof or by written consent;

          (c) by HIIC, by written notice to Parent, if (i) Parent or Sub shall have failed to comply in any material respect with any of its respective covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five (5) business days after written notice of such failure to comply, (ii) the shareholders of Parent shall not approve and adopt the Resolutions at the Parent Shareholder Meeting or any adjournment thereof or
(iii) the shareholders of Parent shall not approve and adopt the Bye-Law Amendments at the Parent Shareholder Meeting or any adjournment thereof or by written consent;

          (d) by either Parent or HIIC, by written notice from the terminating party to the other parties, if there has been (i) a material breach by the other (and/or by Sub if HIIC is the terminating party) of any representation or warranty that is not qualified as to materiality or (ii) a breach by the other (and/or by Sub if HIIC is the terminating party) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within five (5) business days after receipt by the breaching party of written notice of the breach;

          (e) by either Parent or HIIC, by written notice from the terminating party to the other parties, if there has been (i) a failure by IEL to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five (5) business days of written notice of such failure to comply, (ii) a material breach by IEL of any representation or warranty that is not qualified as to materiality or (iii) a breach by IEL of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within five (5) business days after receipt by the breaching party of written notice of the breach;

          (f) by either Parent or HIIC, by written notice from the terminating party to the other parties, if: (i) the Amalgamation has not been effected on or prior to the close of business on June 21, 1997; provided, however, that the right to terminate this Agreement pursuant to this clause (e) shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Amalgamation to have occurred on or prior to such date or (ii) any court or other Governmental Entity having jurisdiction over a party hereto shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

     The right of Parent or HIIC to terminate this Agreement pursuant to this
Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of such party, whether prior to or after the execution of this Agreement. Notwithstanding Sections 7.1(f) and 8.1(e), in the event a party has failed to fulfill a material obligation under this Agreement and such failure is the direct or proximate cause of the failure by IEL to satisfy any of the conditions set forth in Section 7.1(f), such party shall not be released from its obligation to consummate the Amalgamation pursuant to Section 7.1(f) and shall not have the right to terminate this Agreement pursuant to Section 8.1(e).

     Section 8.2 Effect of Termination. In the event of the termination of this Agreement by either Parent or HIIC as provided in Section 8.1, this Agreement shall forthwith become void without any liability hereunder on the part of HIIC, IEL, Parent, Sub or their respective directors or officers, except for Section 6.2 and Section 6.4, which shall survive any such termination; provided, however, that nothing contained in this Section 8.2 shall relieve any party hereto from any liability for any breach of this Agreement.

     Section 8.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval by the stockholders of Parent of the matters presented to them in connection with the Amalgamation; provided, however, that after any such approval, no amendment shall be made if applicable law would require further approval by such stockholders, unless such further approval shall be obtained. This Agreement shall not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 8.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any instrument delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX
                               GENERAL PROVISIONS
                               ------------------

     Section 9.1 Survival of Representations and Warranties. The representations and warranties in this Agreement and in each instrument delivered pursuant hereto shall survive the Effective Time (i) for a period of thirty-six (36) months solely with respect to the representations and warranties set forth in Section 2.5 and for (ii) the period terminating on the date of the first report of Parent's independent auditors on the audited financial statements of Parent for the period ending December 31, 1997, with respect to all other representations and warranties in this Agreement and in each instrument delivered pursuant hereto.

     Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered prepaid to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the other parties hereto at the following addresses (or at such other address for any party as shall be specified by like notice):

              (a) if to Parent or Sub, to:

                  Sky Games International Ltd.
                  1115-595 Howe Street
                  Vancouver, British Columbia V6C 2T5
                  Attention:  Malcolm P. Burke
                  Facsimile:  (604) 689-8678

                  with a copy to:

                  Laurence Geller
                  10 S. Wacker Drive, Suite 4000
                  Chicago, Illinois  60606
                  Facsimile:  (312) 715-4212
                  and to:

                  Altheimer & Gray
                  10 South Wacker Drive, Suite 4000
                  Chicago, Illinois  60606
                  Attention:  Phillip Gordon, Esq.
                  Facsimile:  (312) 715-4800

              (b) if to IEL, to:

                  Interactive Entertainment Limited
                  1023 Cherry Road
                  Memphis, Tennessee 38117
                  Attention:  Gordon Stevenson
                  Facsimile:  (901) 537-3801

              (c) if to HIIC, to:

                  Harrah's Interactive Investment Company
                  1023 Cherry Road
                  Memphis, Tennessee 38117
                  Attention:  John Boushy
                  Facsimile:  (901) 762-8914

                  with a copy to:

                  Harrah's Entertainment, Inc.
                  1023 Cherry Road
                  Memphis, Tennessee 38117
                  Attention:  John W. McConomy, Esq.
                  Facsimile:  (901) 762-8735

                  and to:

                  Fenwick & West LLP
                  Two Palo Alto Square
                  Palo Alto, California  94306
                  Attention:  Harry Boadwee, Esq.
                  Facsimile:  (415) 494-1417

     Section 9.3 Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include","includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 9.4 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed by each of the parties hereto and delivered to the other parties.

     Section 9.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement (and the schedules and attachments to the foregoing) constitutes the entire agreement of the parties hereto and supersede all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

     Section 9.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Bermuda, regardless of the laws that might otherwise govern under applicable principles of conflict of laws of such country.

     Section 9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties.

     Section 9.8 Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party hereto. Upon any determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of such parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

     Section 9.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the terms or provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States of America or any state having jurisdiction, such remedy being in addition to any other remedy to which any party may be entitled at law or in equity. In any action to enforce its rights hereunder, the prevailing party shall be entitled to recover its reasonable fees and expenses (including reasonable attorney's fees and expenses) from the non-prevailing party.

     Section 9.10 Indemnification Obligations of Parent. From and after the Closing, Parent shall indemnify, defend, save and keep HIIC, HIEC and the Affiliates of HIIC (including their respective directors, officers, employees and agents) (each, an "Indemnitee") forever harmless against and from all loss, cost, damage, liability and expense, including reasonable attorney's fees and expenses (collectively, "Damages"), sustained or incurred by any Indemnitee as a result of or arising out of or by virtue of or in connection with any inaccuracy in or breach of any representation or warranty made by Parent or Sub in Article II of this Agreement.

          (a) Limitations on Parent's Indemnification Obligations. Parent shall not have any indemnification obligation and no Indemnitee shall be entitled to recover under this Section 9.10, unless a claim for indemnification has been asserted by written notice, specifying the details of the alleged inaccuracy in or breach of any representation or warranty, delivered to Parent on or prior to the end of the period terminating on the date of the first report of Parent's independent auditors on the audited financial statements of Parent for the period ending December 31, 1997; provided, however, that claims under this
Section 9.10 with respect to any alleged inaccuracy in or breach of any representation or warranty in Section 2.5 may be asserted by such written notice, delivered to Parent on or prior to the end of the period terminating thirty-six (36) months after the date of the Closing.

          (b) Third Party Claims. Within thirty (30) days following the receipt of notice of a Third Party Claim, and in any event within the period necessary to respond to such pleading, if applicable, the party receiving the notice of the Third Party Claim shall (i) notify Parent of the existence of such Third Party Claim setting forth with reasonable specificity the facts and circumstances of which such party has received notice, and (ii) specifying the basis hereunder upon which the Indemnitee's claim for indemnification is asserted. As used herein, "Third Party Claim" shall mean any claim, action, suit, proceeding, investigation, or like matter which is asserted or threatened by any party other than the parties hereto, their successors and permitted assigns, against an Indemnitee. The failure to deliver the notice described in the first sentence of this Section 9.10(b) within the time frame required shall relieve Parent of any liability with respect to such Third Party Claim. Each Indemnitee shall, upon reasonable notice, tender the defense of a Third Party Claim to Parent if so requested by Parent in writing. Then, except as hereinafter provided, such Indemnitee shall not, and Parent shall, have the right to contest, defend, litigate or settle such Third Party Claim. Each Indemnitee shall have the right to be represented by counsel and to participate at its own expense in any such contest, defense, litigation or settlement conducted by Parent. Parent shall have the exclusive right to contest and defend the Third Party Claim and shall have the right, upon receiving the prior written approval of such Indemnitee (which shall not be unreasonably withheld) and which shall be deemed automatically given if a response has not been received within the ten (10) day period following a written request for such consent), to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable. If an Indemnitee is entitled to indemnification against a Third Party Claim, and Parent fails to accept a tender of, or assume, the defense of a Third Party Claim pursuant to this Section 9.10(b), such Indemnitee shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend, litigate and settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as such Indemnitee deems fair and reasonable, provided that written notice of its intention to settle is given to Parent at least ten (10) days prior to settlement. If, pursuant to this Section 9.10(b), such Indemnitee so contests, defends, litigates or settles a Third Party Claim for which it is entitled to indemnification hereunder as hereinabove provided, such Indemnitee shall be reimbursed by Parent for the reasonable attorneys' fees and other expenses of defending, contesting, litigating and/or settling the Third Party Claim which are incurred from time to time, forthwith following the presentation to Parent of itemized bills for said attorneys' fees and other expenses.

          (c) Tax and Insurance Benefits. All indemnification or reimbursement payments required pursuant to this Agreement shall be made net of all cash, tax and insurance benefits received by HIIC, HIEC or their Affiliates. In the event that any claim for indemnification asserted hereunder is, or may be, the subject of any insurance coverage or other right to indemnification or contribution from any third person, HIIC, HIEC and their Affiliates shall be required to, and HIIC expressly agrees that it shall, promptly notify the applicable insurance carrier of any such claim or loss and tender defense thereof to such carrier, and shall also promptly notify any potential third party indemnitor or contributor which may be liable for any portion of such losses or claims. HIIC, HIEC and their Affiliates shall be required to, and HIIC expressly agrees that it shall, promptly pursue, at the cost and expense of Parent, such claims diligently and to reasonably cooperate, at the cost and expense of Parent, with each applicable insurance carrier and third party indemnitor or contributor. Notwithstanding Section 9.10(b) and this Section 9.10(c), no Indemnitee shall be required to tender the defense of a Third Party Claim more than once unless so requested by Parent and Parent has acknowledged in writing its liability pursuant to Section 9.10(b) for such Third Party Claim.

          (d) Remedies and Undertakings. Except as otherwise specifically provided in this Agreement, the sole and exclusive remedy after the Closing of HIIC, HIEC and their Affiliates under this Agreement for an inaccuracy in or breach of any representation or warranty made by Parent or Sub in Article II of this Agreement shall be restricted to the indemnification rights set forth in this Section 9.10. Prior to the assertion of any claims for indemnification under this Agreement, each Indemnitee shall utilize all reasonable efforts, consistent with normal practices and policies and good commercial practice, to mitigate such Damages. Notwithstanding anything to the contrary contained herein, the foregoing limitations set forth in this Section 9.10(d) shall not apply to actions arising from a default or an alleged default in the performance of any provision of this Agreement (other than a representation or warranty in Article II of this Agreement), and the parties hereto shall have all remedies available to them at law and equity with respect to any such default or alleged default.

     Section 9.11  Limitation of Liability.  Notwithstanding Section 8.2 and
Section 9.10, no party to this Agreement or any of its Affiliates shall be liable to any other party for such damage, loss or injury due to a breach of this Agreement which does not flow directly and immediately from the act or omission of the party or any of its

Affiliates and each party hereto hereby waives all rights to bring any action in respect of such liability. Such limitation of liability shall apply to, among other things, liability arising from tort (including negligence) and liability for lost revenues or profits, and such limitation of liability shall apply even if the party or its Affiliates causing damage, loss or liability to which this limitation of liability applies have been advised of the possibility of such damage, loss or liability.

     IN WITNESS WHEREOF, Parent, Sub, IEL and HIIC have caused this Agreement to be executed and attested by their respective officers thereunto duly authorized, all as of the date first written above.

                                          SKY GAMES INTERNATIONAL LTD.


                                          By: /s/ Malcolm Burke
                                          Its: President
Attest:/s/ P.J. Lawless



                                          SGI HOLDING CORPORATION LIMITED


                                          By: /s/ Malcolm Burke
                                          Its: President

Attest:/s/ P.J. Lawless


                                          INTERACTIVE ENTERTAINMENT LIMITED


                                          By: /s/ Malcolm Burke
                                          Its: President

Attest:/s/ P.J. Lawless


                                          HARRAH'S INTERACTIVE INVESTMENT
                                          COMPANY


                                          By: /s/ John Boushy
                                          Its: Sr. Vice President
Attest:/s/ P.J. Lawless

                                   Exhibit A
                                   ---------

                           Form of Bye-Law Amendments

                                  SCHEDULE OF
                     PROPOSED AMENDMENTS TO THE BYE-LAWS OF
                          SKY GAMES INTERNATIONAL LTD.



     The Board of Directors is recommending the following Bye-law amendments to the shareholders for approval at the Special General Meeting:

Bye-Law 1

The following definitions are inserted in alphabetical order in Bye-law 1:

"Affiliates" means, with respect to any person or entity, any person or entity that directly or indirectly Controls such person or entity, or any person or entity which is Controlled by or under common Control with such person or entity.

"Common Shares" has the meaning set forth in Bye-law 3(B).

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

"Director" means a director of the Company.

"fully diluted basis" means at any time that number of (A) Common Shares equal to the sum, without duplication, of (i) the total number of Common Shares then outstanding (other than 3,525,000 shares of Common Shares held in escrow pursuant to that Escrow Agreement dated May 27, 1992, as amended, among Montreal Trust Company of Canada, the Company and certain shareholders), plus (ii) the total number of Common Shares into which all then outstanding Preference Shares or any other shares of the Company are then convertible directly or indirectly, provided that Common Shares issuable upon conversion of Class A Preference Shares shall not be included until such conversion occurs, plus (iii) the total number of Common Shares then issuable directly or indirectly upon exercise of all then outstanding options, warrants (including the warrant for 650,000 Common Shares exercisable at $1 per Common Share issued to Harrah's Interactive Investment Company, a Nevada corporation, and exercisable at the option of the Company), unexercised stock subscriptions, convertible debentures and other convertible securities, plus (B) Other Voting Shares equal to the sum, without duplication (including without duplication of any Common Shares) of (i) the total number of Other Voting Shares then outstanding, plus (ii) the total number of Other Voting Shares into which all then outstanding Preference Shares or any other shares of the Company are then convertible directly or indirectly, plus
(iii) the total number of Other Voting Shares then issuable directly or indirectly upon exercise of all then outstanding options, warrants, unexercised stock subscriptions, convertible debentures and other convertible securities.

"HIIC Entities" means Harrah's Interactive Investment Company, a Nevada corporation, and any of its Affiliates owning shares in the Company.

"HIIC Directors" means the Directors appointed pursuant to Bye-law 54(B) or the second sentence of Bye-law 55.

"Other Voting Shares" means shares of the Company having the right to vote for election of directors other than Common Shares or securities convertible into Common Shares.

"Preference Shares" has the meaning set forth in Bye-law 3(B).

"Special Board Majority" means (i) a majority of the Directors voting at a meeting of the Board which also includes a majority of the HIIC Directors then in office or (ii) a written resolution executed by all the members of the Board.

"Special Shareholders Majority" means a majority of the votes cast at a general meeting which also includes the votes attaching to a majority of the Voting Shares of the Company on a fully diluted basis then heir by the HIIC Entities.

"Voting Shares" means Common Shares having the right to vote for election of or to appoint Directors and any shares convertible directly or indirectly into such Common Shares and Other Voting Shares and any shares convertible directly or indirectly into Other Voting Shares.

Bye-Law 3(B)
------------

Bye-law 3(B) is replaced with the following:

"The authorised share capital of the Company at the date of the adoption of these Bye-laws is US$550,030 divided into 50,000,000 common shares of par value US$0.01 each (the "Common Shares"), 3,000 non-voting convertible redeemable preference shares of par value US$0.01 each (the "Class A Preference Shares") and 5,000,000 redeemable preference shares of par value US$0.01 each (the "Class B Preference Shares" and together with the Class A Preference Shares, the "Preference Shares")."

Bye-Law 4
---------

Delete paragraph (c) and the word "and" immediately preceding it.

Delete the last sentence of Bye-law 4 and insert the following as Bye-law 4A:

The Board shall be authorised to issue from time to time in one or more series the Preference Shares on such terms as it deems appropriate, including, without limitation, the following:

     (a) the number of shares of the Preference Shares, less than or equal to the total number of Preference Shares authorised in Bye-law 3(B) for each class of Preference Shares, respectively;

     (b) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the Preference Shares;

     (c) the dates at which dividends, if any, shall be payable;

     (d) the redemption rights of the Preference Shares;

     (e) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the Preference Shares;

     (f) the amounts payable on shares of the Preference Shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

     (g) whether the shares of the Preference Shares shall be convertible into shares of any other class or preference shares, or any other equity security, of the Company or any other company, and, if so, the specification of such other class or preference shares or such other equity security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made; and

     (h) the voting rights, if any, of the holders of shares of the Preference Shares; provided that the Class A Preference Shares shall be not-voting.

Insert the following as Bye-law 4B:

"(A) Any Common Shares, Preference Shares or shares of any other class shall always (i) be redeemed whenever the HIIC Entities own 10% or more of the Voting Shares on a fully diluted basis and (ii) be subject to redemption by the Company in accordance with the Companies Act, by action of the Board whenever the HIIC Entities own less than 10% of the Voting Shares on a fully diluted basis, if any holder of such shares is a Disqualified Holder or if such action otherwise should be taken pursuant to any applicable provision of law, to the extent necessary to avoid any regulatory sanctions against, or to prevent the loss of, inability to obtain or secure the reinstatement of any license, franchise or entitlement from any governmental agency held by, the Company, any Affiliate of the Company, any entity in which the Company or such Affiliate is an owner or the HIIC Entities or their Affiliates which license, franchise or entitlement is
(i) conditioned upon some or all of the holders of the Company's shares of any class or series possessing prescribed qualifications, or (ii) needed to allow the conduct of any portion of the business of the Company or any such Affiliate or other entity or the HIIC Entities or their Affiliates.

The terms and conditions of such redemption shall be as follows:

     (a) the redemption price of the Common Shares and the shares convertible into Common Shares to be redeemed pursuant to this Bye-law shall be equal to the Fair Market Value of such shares, and as to such convertible shares, as if any such convertible shares were converted into Common Shares, (or such other redemption price as required by any applicable law, regulation or rule) and the redemption price of shares of the Company of any class (or classes) or series other than Common Shares or shares convertible into Common Shares shall be the Fair Market Value of such shares; provided that in both of the previous cases there shall be excluded any dividends thereon not entitled to be received pursuant to paragraph (e) of this Bye-law;

     (b) the redemption price of such shares may be paid only in cash;

     (c) if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board;

     (d) at least 30 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed pursuant to this Bye-law (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the share certificates for their shares to be redeemed together with any other documentation required to effect such redemption; and

     (e) from and after the Redemption Date or such earlier date as required by any applicable law, regulation or rule, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash upon redemption.

As used in these Bye-laws:

   (i) "Disqualified Holder" shall mean any holder of shares of the Company of any class (or classes) or series: (1) who, either individually or when taken together with any other holders of shares of the Company of any class (or classes) or series is or would reasonably be expected to be determined by any gaming regulatory agency to be unsuitable, or has or would reasonably be expected to have an application for a gaming license, permit or other necessary regulatory approval rejected, or has or would reasonably be expected to have a previously issued gaming license, permit or other necessary regulatory approval rescinded, suspended, revoked, not renewed or not reinstated, as the case may be, whether or not any of the foregoing is or would reasonably be expected to be final and nonappealable; or (2) whose holding of such shares, either individually or when taken together with the holding of shares of the Company of any class (or classes) or series by any other holder could reasonably be expected to cause the Company (or any other company engaged in the gaming business in any jurisdiction if such holder of shares were a shareholder of that company) to be denied a licence, permit or other necessary regulatory approval to engage in any aspect of the gaming business or the serving or sale of alcoholic beverages in connection with the operation of a gaming business.

     (ii) "Fair Market Value" of a share of (1) the Common Shares shall mean the average Closing Price for such share for each of the 45 most recent days of which Common Shares shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (d) of this Bye-law; provided, however, that "Fair Market Value" as to any shareholder who purchased any Common Shares subject to redemption within 120 days of a Redemption Date need not (unless otherwise determined by the Board) exceed the purchase price paid by him for any Common Shares purchased within such 120 days and (2) shares of the Company of any class (or classes) or series other than Common Shares or shares convertible into Common Shares (including, Other Voting Shares) shall be determined by the Board in good faith; provided, however, that "Fair Market Value" as to any shareholder who purchased any such shares subject to redemption within 120 days of the Redemption Date need not (unless otherwise determined by the Board) exceed the purchase price paid by him for any such shares of the Company purchased within such 120 days.

     (iii) "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such shares are listed, or, if such shares are not listed on any such exchange, the highest closing sales price or bid quotation for such shares on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board in good faith.

     (iv) "Redemption Date" shall mean the date fixed by the Board for the redemption of any shares of the Company pursuant to this Bye-law; provided, however, with respect to any redemption pursuant to Bye-law 4B(A)(i), the Redemption Date shall not be more than 90 days after the date the Board first learned of the existence of a Disqualified Holder.

     (v) "Subsidiary" shall mean any company (wherever incorporated), association, partnership or other business entity more than 50% of whose outstanding stock or other ownership interests entitled to vote generally in the election of directors (or their equivalent in such form of entity and under the laws of the jurisdiction of organisation of such entity) is owned by the Company, by one or more Subsidiaries or by the Company and one or more Subsidiaries.

(B) So long as a holder of Preference Shares is not a Disqualified Holder, such Preference Shares shall be redeemed in accordance with the terms set forth in the resolutions adopted by the Board."

Bye-Law 17

Bye-law 17 is amended by deleting the words "within three months" and inserting the words "within three days".

Bye-Law 49

Bye-law 49 is renumbered as "Bye-law 49(A)", and the following words are inserted at the beginning of the second sentence thereof:

"Subject to Bye-law 49(B),".

A new Bye-law 49(B) is inserted as follows:

"Any Shareholder may irrevocably appoint a proxy, and in such case, such proxy shall be irrevocable in accordance with the instrument of appointment and the Shareholder may not vote at any meeting at which the proxy holder is present either in person or pursuant to s. 75A of the Companies Acts."

Bye-Law 52

In Bye-law 52, insert the following words immediately after the words "provided that":

", subject to Bye-law 49(B),".

Bye-Law 53

In Bye-law 53, insert the words "Bye-law 49(B) and" immediately before the words "the Companies Acts".

Bye-Laws 54-56

Bye-laws 54, 55 and 56 are deleted in their entirety and are replaced with the following:

"54(A) Until the HIIC Entities own less than 5% of the Voting Shares on a fully diluted basis, the Board shall consist of 10 Directors who shall, subject to Bye-law 54(B), be elected or appointed, except in the case of a casual vacancy filled pursuant to Bye-law 55, at the annual general meeting or at any special general meeting called for the purpose of electing or appointing Directors and who shall hold office for such term as the Shareholders may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated. At such time as the HIIC Entities own less than 5% of the Voting Shares on a fully diluted basis, the Board shall consist of such number not less than three as the Company by Resolution may from time to time determine. At least two of the Directors, other than the Directors appointed pursuant to Bye-law 54(B), shall be individuals who are not otherwise officers or employees of the Company.

54(B) At any time at which the HIIC Entities own 10% or more of the Voting Shares on a fully diluted basis, the HIIC Entities shall be entitled to appoint a percentage of Directors which is the same percentage of the size of the entire Board as the number of Voting Shares held by the HIIC Entities is of the total number of Voting Shares on a fully diluted basis (such percentage of Voting Shares owned by and such number of Directors appointed by the HIIC Entities shall be determined as follows: the fractional portion of any percentage of ownership shall be disregarded and whole numbers ending in 5 through 9 shall be rounded up to the next highest multiple of 10 and whole numbers ending 1 through 4 shall be rounded down to the next lowest multiple of 10 (e.g., 24.9% shall be rounded down to 20% and 25.1% shall be rounded up to 30%) (and the resulting percentage shall be multiplied by 10). At any time at which the HIIC Entities own 5% or more, but less than 10%, of the Voting Shares on a fully diluted basis, the HIIC Entities shall be entitled to appoint one Director.

55. The Company in general meeting may authorise the Board to fill any vacancy on the Board other than a vacancy in the office of a Director who was appointed pursuant to Bye-law 54(B). Any vacancy in the office of a Director appointed pursuant to Bye-law 54(B) may be filled by a written resolution deposited at the Registered Office, signed by each of the HIIC Entities holding Voting Shares.

56. The Company may in a Special General Meeting called for that purpose remove a Director provided notice of any such meeting shall be served upon the Director concerned not less than 14 days before the meeting and he shall be entitled to be heard at that meeting and provided further that only the HIIC Entities shall be entitled to vote on any resolution for the removal of an HIIC Director unless the reason for removal is disqualification of such Director under Bye-law 58(f) in which case such Director shall be subject to removal by the Company in accordance with the foregoing provisions of this Bye-law 56. Any vacancy created by the removal of a Director at a Special General Meeting may be filled at the Meeting pursuant to Bye-law 54 by the election of another Director in his place or, in the absence of such election, pursuant to Bye-law 55."

Bye-Law 58

Insert the words "and Officers" after the word "Director" in the heading.

Rename Bye-Law 58 as "Bye-law 58A"

In paragraph (e) of Bye-law 58, replace the words "a Special Resolution of the Company"' with the words "Bye-law 56", and replace the period with a semi-colon.

Insert a new paragraph (f) as follows:

"(f) if he would be a Disqualified Holder if he were to own any shares of the Company".

Insert a new Bye-law "58B" as follows:

The office of any officer shall be vacated upon the happening as to such officer of the events set out in Bye-law 58A (except the events described in paragraph
(d) and (e)).

Bye-Law 59

In the first sentence of Bye-law 59, immediately after the words "of the Directors" insert the words, ", other than the HIIC Directors,"; replace the words "a Director may appoint" with the words "an HIIC Director may appoint" and in the second sentence thereof replace the words "may be removed by Resolution of the Company" with the words "may be removed in the same manner as the Director in respect of whom he is appointed in the alternative".

Bye-Law 64

At the beginning of the third sentence of Bye-law 64, insert the words "Subject to Bye-law 71,", and in the fourth sentence insert the words ", subject to Bye-Law 71," immediately after the words "PROVIDED that".

Bye-Law 70

At the beginning of Bye-Law 70(A) and the beginning of the first sentence of Bye-law 70(B) insert the words "Subject to Bye-law 71(B).".

Bye-law 70(B) is amended by the insertion of the following at the end thereof:

Notwithstanding the first sentence of this paragraph and Bye-law 70(C), for so long as the HIIC Entities hold at least 5% but less than 10% of the Voting Shares on a fully diluted basis, the HIIC Directors shall be entitled to elect one member to each of the Board's executive committee, compensation committee and audit committee (or any other committee with powers similar thereto); for such time as the HIIC Entities hold 10% or more of the Voting Shares on a fully diluted basis, the HIIC Directors shall be entitled to appoint a percentage of members to each of the Board's executive committee, compensation committee and audit committee (or any other committee with powers similar

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thereto) which is the same percentage of the total number of members of such committee as the percentage of Voting Shares so held by the HIIC Entities is of the total number of Voting Shares on a fully diluted basis (such number to be determined follows: the fractional portion of any percentage of ownership shall be disregarded and whole numbers ending in 5 through 9 shall be rounded up to the next highest multiple of 10 and whole numbers ending 1 through 4 shall be rounded down to the next lowest multiple of 10 (e.g., 24.9% shall be rounded down to 20% and 25.1% shall be rounded up to 30%) and the fractional portion of the number of members shall be rounded up to the nearest whole number (e.g., 30% of a committee of 4 members would result in the right to appoint 2 members of such committee)).

Bye-law 70(C) is amended by the substitution of the word "Affiliate" for the word "affiliate".

Bye-Law 71

Bye-law 71 is renumbered "Bye-law 71(A)", and at the beginning of the second sentence thereof, the following shall be inserted: "Save as otherwise provided in these Bye-laws,".

Insert a new Bye-law "71(B)" as follows:

At any time that the HIIC Entities own 20% or more of the Voting Shares on a fully diluted basis, any of the following actions by the Company would require the approval by a Special Board Majority and a Resolution:

     (i)  the amalgamation, merger or consolidation of the Company; and

     (ii) the amendment of these Bye-laws, including, without limitation, Bye-laws 4B, 54, 55, 56, 58A, 58B, 71(B) or 71(C), in a manner that would have a material adverse effect on the rights of the HIIC Entities hereunder.

Insert a new Bye-law "71(C)" as follows:

At any time that the HIIC Entities own 20% or more of the Voting Shares of the Company on a fully diluted basis, any of the following actions by the Company would require the approval by a Special Shareholder Majority:

     (i)  the winding-up or dissolution of the Company; and

     (ii) appointment of the Company's independent auditors.

Bye-Law 72

Bye-law 72 is amended by deleting the words "word of mouth" and substituting therefor the word "verbally".

Bye-Law 73

Bye-Law 73 is amended by the deletion of the words "may be fixed by the Board and, unless so fixed at any other number".

Bye-Law 95

In Bye-law 95 insert the words: "or to vote at" before the words "general meetings".

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Bye-Law 107

Bye-law 107 is amended by the insertion of the words "Subject to Bye-law 71(B)," at the beginning thereof and by the deletion of the words "by Special Resolution at which time" and substituting therefor the words ", and upon such confirmation".

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